Exhibit 4.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PRINCIPIA BIOPHARMA INC.

WARRANT TO PURCHASE STOCK

No. PCW-[ ]	August [ ], 2016

THIS CERTIFIES THAT, for value received, [__], or such party’s assigns (the “Holder”), is entitled to subscribe for and purchase from PRINCIPIA BIOPHARMA INC., a Delaware corporation, with its principal office at 400 East Jamie Court, Suite 302, South San Francisco, CA 94080 (the “Company”) Warrant Shares at the Exercise Price (each subject to adjustment as provided herein).

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Note and Warrant Purchase Agreement, dated August 1, 2016 by and among the Company and the Purchasers listed in the Schedule of Purchasers therein (the “Agreement”). As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the earliest of: (i) the date of conversion of the Note pursuant to Section 3 of such Note, (ii) the Maturity Date (as defined in the Note), or (iii) the date of repayment in full of the Note, and in each case ending five (5) years thereafter, unless sooner terminated as provided below.

(b) “Exercise Price” will be equal to the lower of (i) the Original Issue Price of the Series B-3 Preferred Stock and (ii) 75% of the Note Conversion Price, provided, however, that in the event all or part of this Warrant is exercised prior to the conversion of the Note, the Exercise Price shall be equal to the Original Issue Price of the Series B-3 Preferred Stock.

(c) “Majority Lenders” shall mean the holders of at least 60% of the outstanding principal under the Notes held by holders of Preferred Stock of the Company which held at least 5,000,000 shares of Preferred Stock as of the date of the Note.

(d) “Note” shall mean that certain secured convertible promissory note issued and sold to the Holder as of equivalent date as the date hereof.

(e) “Note Conversion Price” shall mean the per share price paid or deemed to be paid for the Note Conversion Shares.

(f) “Note Conversion Shares” shall mean the series of shares issued upon conversion of the Note pursuant to Section 3, as applicable, of such Note.

(g) “Original Issue Price” shall have the definition in the Restated Certificate.

(h) “Restated Certificate” shall mean the Restated Certificate of Incorporation of the Company, as amended from time to time.

1.

(i) “Series B-3 Preferred Stock” shall have the definition in the Restated Certificate.

(j) “Warrant Shares” shall mean either: (i) Note Conversion Shares, if the Note has converted, or will convert, into Note Conversion Shares prior to or simultaneously with the initial exercise of this Warrant, or (ii) in all other instances where the conditions in subpart (i) of this definition have not been met, shares of Series B-3 Preferred Stock. The total number of Warrant Shares exercisable pursuant to this Warrant during the Exercise Period shall be equal to the quotient of (A) 15% of the original principal amount of the Note divided by (B) the Note Conversion Price, if the conditions in subpart (i) of this definition have been met, or (C) the Original Issue Price of the Series B-3 Preferred Stock, in all other instances where the conditions in subpart (i) of this definition have not been met.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either in cash or by check; and

(c) This Warrant (or an affidavit of loss in customary form).

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Warrant Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Warrant Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Warrant Shares purchasable hereunder.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Warrant Shares to be issued to the Holder

2.

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Warrant Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, if the Company’s Common Stock is then traded on a nationally recognized securities exchange, the fair market value of one Warrant Share shall be the 10-day average of the closing price of a share of Common Stock immediately prior to date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Common Stock is not publicly traded, the fair market value of one Warrant Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Warrant Share is convertible at the time of such exercise.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Warrant Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

3.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Warrant Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.

Notwithstanding the foregoing, the Holder may transfer the Warrant or Warrant Shares to a partner (or retired partner), member (or retired member) or affiliated legal entity of the Holder in accordance with partnership or limited liability company interests, or by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holder hereunder.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

4.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

5.1 Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Warrant Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

5.2 Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Warrant Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Warrant Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation. In such case, all references to “Warrant Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Warrant Share by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws or any agreement by and between the Company and the Holder, as they may be amended from time to time, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

5.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. AMENDMENT. Any term of this Warrant may be amended or waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Majority Lenders; provided that any term of this Warrant may be waived by any waiving party on such party’s own behalf, without the consent of any other party; and provided, further, that this Warrant may not be amended and the observance of any term hereof may not be waived with respect to the Holder without the written consent of the Holder, unless such amendment or waiver applies to all holders of Warrants in the same fashion. The Company shall give prompt notice of any amendment of this Warrant or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section 11 shall be binding on all holders of all Warrants, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Warrant, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at              or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto. A copy of any notice to the Holder shall be sent to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Jason L. Kropp, e-mail: jason.kropp@wilmerhale.com, facsimile: 617-526-5000

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. GOVERNING LAW; WAIVER OF JURY TRIAL. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July __, 2016.

PRINCIPIA BIOPHARMA INC.

By:
Name:
Title:
Address:

[SIGNATURE PAGE]

NOTICE OF EXERCISE

TO: PRINCIPIA BIOPHARMA INC.

(1) ☐ The undersigned hereby elects to purchase                      shares of                  (the “Warrant Shares”) of Principia Biopharma Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase             shares of              (the “Warrant Shares”) of Principia Biopharma Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Warrant Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Warrant Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Warrant Shares except in accordance with the terms of the Warrant.

(Date)	(Signature)

(Print name)

1.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to

purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

2.